Exhibit 99.1

Andy Omiridis, EVP, Chief Financial Officer AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2023 THIRD QUARTER RESULTS

Reports Return on Equity of 11.8% for the Quarter

DeRidder, LA – October 25, 2023 – AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the third quarter ended September 30, 2023.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$66,634	$67,790	-1.7%	$201,413	$205,625	-2.0%
Net investment income	8,105	6,983	16.1%	23,262	19,581	18.8%
Net realized gains on investments (pre-tax)	5,133	585	NM	5,466	2,402	NM
Net unrealized losses on equity securities (pre-tax)	(7,309)	(4,082)	NM	(3,892)	(12,984)	NM
Net income	9,961	11,361	-12.3%	42,927	34,824	23.3%
Diluted earnings per share	$0.52	$0.59	-11.9%	$2.23	$1.80	23.9%
Operating net income (loss)	11,680	14,124	-17.3%	41,684	43,184	-3.5%
Operating earnings per share	$0.61	$0.73	-16.4%	$2.17	$2.23	-2.7%
Book value per share	$17.51	$19.47	-10.1%	$17.51	$19.47	-10.1%
Net combined ratio	90.6%	85.4%		86.1%	84.1%
Return on average equity	11.8%	12.0%		17.5%	12.0%

G. Janelle Frost, President and Chief Executive Officer, commented, “Robust payroll audits coupled with growth in policy count led to top-line growth this quarter. We were able to maintain a strong operating ROAE of 13.2% and combined ratio of 90.6%, despite some infrequent items that impacted our expenses this quarter. Our underwriting expertise continues to drive AMERISAFE’s strong returns and balance sheet position.”

INSURANCE RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(in thousands)			(in thousands)
Gross premiums written	$70,840	$68,212	3.9%	$225,031	$220,463	2.1%

Net premiums earned	66,634	67,790	-1.7%	201,413	205,625	-2.0%
Loss and loss adjustment expenses incurred	37,154	37,725	-1.5%	111,808	115,792	-3.4%
Underwriting and certain other operating costs, commissions, salaries and benefits	22,371	19,585	14.2%	59,325	54,611	8.6%
Policyholder dividends	804	640	25.6%	2,225	2,517	-11.6%

Underwriting profit (pre-tax)	$6,305	$9,840	-35.9%	$28,055	$32,705	-14.2%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-15.2%	-15.4%		-15.5%	-14.7%

Net loss ratio	55.8%	55.6%		55.5%	56.3%
Net underwriting expense ratio	33.6%	28.9%		29.5%	26.6%
Net dividend ratio	1.2%	0.9%		1.1%	1.2%

Net combined ratio	90.6%	85.4%		86.1%	84.1%

•	Voluntary premiums on policies written in the third quarter were 1.1% higher than the third quarter of 2022, primarily due to policy count growth.

•	Payroll audits and related premium adjustments increased premiums written by $5.6 million in the third quarter of 2023, compared to an increase of $3.4 million in the third quarter of 2022.

•	Ceded premiums increased $1.6 million in the third quarter of 2023 as compared to the third quarter of 2022 as we purchased higher levels of reinsurance coverage at generally higher prices in 2023.

•

The loss ratio for the third quarter was 55.8%, fairly flat as compared to 55.6% in the third quarter of 2022. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $10.2 million, primarily from accident years 2016 through 2021.

•

For the quarter ended September 30, 2023, the underwriting expense ratio was 33.6% compared to 28.9% in the same quarter in 2022 primarily due to a decrease of $1.6 million in profit sharing reinsurance commission, a $0.6 million increase in commission expense and $0.4 million increase in regulatory assessments and fees.

•

The effective tax rate for the quarter ended September 30, 2023, was 19.2% compared with 15.5% for 2022. The rate was higher than last year due to a decrease in the proportion of tax-exempt interest income relative to underwriting profit.

INVESTMENT RESULTS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	% Change	2023	2022	% Change
	(in thousands)			(in thousands)
Net investment income	$8,105	$6,983	16.1%	$23,262	$19,581	18.8%
Net realized gains on investments (pre-tax)	5,133	585	NM	5,466	2,402	NM
Net unrealized losses on equity securities (pre-tax)	(7,309)	(4,082)	NM	(3,892)	(12,984)	NM
Pre-tax investment yield	3.4%	2.7%		3.3%	2.5%
Tax-equivalent yield (1)	3.8%	3.2%		3.8%	3.2%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

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•

Net investment income for the quarter ended September 30, 2023, increased 16.1% to $8.1 million from $7.0 million in the third quarter of 2022, due to higher yields on cash and fixed-income securities.

•	Net realized gains on investments were $5.1 million in the third quarter, primarily due to a realized gain on an equity security.

•	Net unrealized losses on equity securities were $7.3 million in the third quarter as a result of generally unfavorable equity market returns during the quarter.

•	As of September 30, 2023, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $948.3 million.

CAPITAL MANAGEMENT

In an accompanying news release, the Company announced a special cash dividend of $3.50 per share, payable on December 15, 2023, to shareholders of record as of December 1, 2023.

During the third quarter of 2023, the Company paid a regular quarterly cash dividend of $0.34 per share on September 22, 2023, which represented a 9.7% increase in the quarterly dividend compared with 2022. On October 24, 2023, the Company’s Board of Directors declared a quarterly cash dividend of $0.34 per share, payable on December 15, 2023, to shareholders of record as of December 1, 2023.

Book value per share at September 30, 2023 was $17.51, an increase of 5.7% from $16.57 at December 31, 2022.

SUPPLEMENTAL INFORMATION

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in thousands, except share and per share data)
Net income	$9,961	$11,361	$42,927	$34,824
Less:
Net realized gains on investments	5,133	585	5,466	2,402
Net unrealized losses on equity securities	(7,309)	(4,082)	(3,892)	(12,984)
Tax effect (1)	457	734	(331)	2,222

Operating net income (2)	$11,680	$14,124	$41,684	$43,184

Average shareholders’ equity (3)	$338,225	$379,004	$326,658	$386,171
Less:
Average accumulated other comprehensive loss	(16,232)	(14,419)	(17,096)	(3,214)

Average adjusted shareholders’ equity (2)	$354,457	$393,423	$343,754	$389,385

Diluted weighted average common shares	19,223,588	19,269,346	19,217,606	19,340,898
Return on average equity (4)	11.8%	12.0%	17.5%	12.0%
Operating return on average adjusted equity (2)	13.2%	14.4%	16.2%	14.8%
Diluted earnings per share	$0.52	$0.59	$2.23	$1.80
Operating earnings per share (2)	$0.61	$0.73	$2.17	$2.23

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for October 26, 2023 at 10:30 AM Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 323-794-2551 (Conference Code 1991265) at least ten minutes before the call begins.

Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties and other factors on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$70,840	$68,212	$225,031	$220,463
Ceded premiums written	(4,112)	(2,553)	(12,256)	(7,837)

Net premiums written	$66,728	$65,659	$212,775	$212,626

Net premiums earned	$66,634	$67,790	$201,413	$205,625
Net investment income	8,105	6,983	23,262	19,581
Net realized gains on investments	5,133	585	5,466	2,402
Net unrealized losses on equity securities	(7,309)	(4,082)	(3,892)	(12,984)
Fee and other income	77	104	488	352

Total revenues	72,640	71,380	226,737	214,976

Expenses:
Loss and loss adjustment expenses incurred	37,154	37,725	111,808	115,792
Underwriting and other operating costs	22,371	19,585	59,325	54,611
Policyholder dividends	804	640	2,225	2,517
Provision for investment related credit loss expense (benefit)	(16)	(21)	(51)	60

Total expenses	60,313	57,929	173,307	172,980

Income before taxes	12,327	13,451	53,430	41,996
Income tax expense	2,366	2,090	10,503	7,172

Net income	$9,961	$11,361	$42,927	$34,824

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Basic EPS:
Net income	$9,961	$11,361	$42,927	$34,824

Basic weighted average common shares	19,164,854	19,198,320	19,145,432	19,267,602
Basic earnings per share	$0.52	$0.59	$2.24	$1.81
Diluted EPS:
Net income	$9,961	$11,361	$42,927	$34,824

Diluted weighted average common shares:
Weighted average common shares	19,164,854	19,198,320	19,145,432	19,267,602
Restricted stock and RSUs	58,734	71,026	72,174	73,296

Diluted weighted average common shares	19,223,588	19,269,346	19,217,606	19,340,898
Diluted earnings per share	$0.52	$0.59	$2.23	$1.80

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30, 2023	December 31, 2022
	(unaudited)
Assets
Investments	$889,019	$888,987
Cash and cash equivalents	59,249	61,469
Amounts recoverable from reinsurers	127,687	125,677
Premiums receivable, net	144,445	121,713
Deferred income taxes	25,683	22,794
Deferred policy acquisition costs	18,796	17,401
Other assets	31,757	31,238

	$1,296,636	$1,269,279

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$684,348	$696,037
Unearned premiums	126,338	114,976
Insurance-related assessments	18,295	17,653
Other liabilities	131,772	123,181
Shareholders’ equity	335,883	317,432

Total liabilities and shareholders’ equity	$1,296,636	$1,269,279

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